SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                      ------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): February 13, 2000


                           HEALTHEON/WEBMD CORPORATION
             (Exact name of Registrant as specified in its charter)


   Delaware                            0-24975                   94-3236644
(State or other                      (Commission              (I.R.S. Employer
jurisdiction of                      File Number)            Identification No.)
incorporation)


        400 The Lenox Building
        3399 Peachtree Road NE
        Atlanta, Georgia                                                30326
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code:  (404) 495-7600


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Item 5.  Other Events

         On February 13, 2000, Healtheon/WebMD Corporation, a Delaware corporation ("Healtheon/Web/MD"), and Medical Manager Corporation, a Delaware corporation ("Medical Manager") entered into an Agreement and Plan of Merger (the "Merger Agreement"), providing for the acquisition of Medical Manager by Healtheon/WebMD through the merger of Medical Manager with and into Healtheon/WebMD, with Healtheon/WebMD as the surviving corporation (the "Merger"). Pursuant to the Merger Agreement, each share of common stock of Medical Manager issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive 1.65 shares of common stock of Healtheon/WebMD.

         Also on February 13, 2000, Healtheon/WebMD, Avicenna Systems Corporation, a Massachusetts corporation ("ASC"), and CareInsite, Inc., a Delaware corporation and majority-owned subsidiary of ASC ("CareInsite"), entered into an Agreement and Plan of Merger (the "CareInsite Merger Agreement"), providing for the acquisition of CareInsite by Healtheon/WebMD through the merger of CareInsite with and into ASC, with ASC as the surviving corporation (the "CareInsite Merger"). ASC is a wholly owned subsidiary of Medical Manager. Pursuant to the CareInsite Merger Agreement, each share of common stock of CareInsite issued and outstanding immediately prior to the effective time of the CareInsite Merger and not owned by ASC will be converted into the right to receive 1.3 shares of common stock of Healtheon/WebMD.

         Consummation of the Merger and the CareInsite Merger is subject to certain conditions, including (i) approval by the stockholders of each of Healtheon/WebMD, Medical Manager and CareInsite and (ii) expiration or termination of the waiting period under the Hart- Scott-Rodino Antitrust Improvements Act of 1976, as amended. The consummation of the Merger is also conditioned on the satisfaction of all conditions to the CareInsite Merger.

         In connection with the Merger, certain stockholders of Medical Manager have entered into a voting agreement, dated as of February 13, 2000, pursuant to which those stockholders agree to vote in favor of adopting the Merger Agreement and approving the Merger. In addition, certain stockholders of Healtheon/WebMD have entered into a voting agreement, dated as of February 13, 2000, with Medical Manager and CareInsite, pursuant to which those stockholders agree to vote in favor of adopting the Merger Agreement and approving the Merger.

         In connection with the CareInsite Merger, Healtheon/WebMD has entered into voting agreements, dated as of February 13, 2000 with two significant holders of common stock of CareInsite, ASC and Cerner Corporation, pursuant to which each of ASC and Cerner have agreed to vote their shares of CareInsite common stock in favor of the CareInsite Merger.




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In addition, Medical Manager, which has the power to vote all shares of ASC
(which, in turn, beneficially owns and has the power to vote 50,763,375 shares of CareInsite common stock), has entered into a voting agreement, dated as of February 13, 2000, with Healtheon/WebMD, pursuant to which Medical Manager has agreed to vote its ASC shares and to cause ASC to vote its CareInsite shares in favor of the CareInsite Merger.

         A copy of the joint press release issued by Healtheon/WebMD, Medical Manager and CareInsite on February 14, 1999 is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in its entirety. The Merger Agreement, the CareInsite Merger Agreement and the voting agreements described herein will be filed on a Form 8-K promptly after the date hereof.

Item 7.  Financial Statements and Exhibits

         Exhibit 99.1 Joint Press Release, dated February 14, 2000, by Healtheon/WebMD Corporation, Medical Manager Corporation and CareInsite, Inc.


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                                  EXHIBIT INDEX

Exhibit
  No.                        Description
-------                      -----------

  99.1 Joint Press Release, dated February 14, 2000, by Healtheon/WebMD Corporation, Medical Manager Corporation and CareInsite, Inc.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          HEALTHEON/WEBMD
                                             CORPORATION

Date:    February 14, 2000                By:   /s/ Jack Dennison
                                             -----------------------------------
                                             Name:  Jack Dennison
                                             Title: Executive Vice President and
                                                    General Counsel